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                                                                  Exhibit 10.6.1

                The First Amendment to the Employment Agreement



This First Amendment dated October 8, 1996 is made between Madison River Telephone Company, LLC ("Holdings") and James D. Ogg, ("Executive") pursuant to paragraph 11 of the Employment Agreement between Holdings and Executive dated April 17, 1996 ("Employment Agreement").



1. The last sentence of Section 3.4 of the Employment Agreement shall be amended and restated in its entirety to read as follows:

          "Notwithstanding anything contained herein to the contrary (except for (i) the legal fees referred to in Section 8 hereof which shall not require further approval and (ii) the costs of the directors and officers insurance referred to in Section 13 (b) hereof and other insurance (including property and casualty) which is reasonably deemed necessary by Executive and is approved by the Board (which approval shall not be unreasonably withheld)), prior to the First Acquisition Closing Date, Executive is authorized to incur, and shall be reimbursed, only for items approved by all of the Institutional Investors (as defined in the LOI) (it being under stood that the listing of such costs in a budget attached to the LOI that has been approved by all of the Institutional Investors constitutes approval by all Institutional Investors)."


2. Section 5.5 of the Employment Agreement shall be amended and restated in its entirety to read a follows:

          "5.5 Restrictions on Transfer of Incentive Equity. Other than pursuant
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          to Tag-Along Rights, Registration Rights, and Other Exit Rights with respect to his vested Incentive Equity (as such terms are defined in the LOI and as such concepts may be incorporated in the agreements referred to in Section 5.4), Executive may not transfer his Incentive Equity at any time (other than transfers of Incentive Equity for estate-planning purposes to immediate family members and trusts and/or other vehicles for the benefit of immediate family members) without the approval of members of the Board holding a majority of the votes of all members of the Board who do not have a pecuniary interest in such transfer, which majority shall include approval by members of the Board holding a majority of the votes of all of the members of the Board designated by the Institutional Investors."


3. Section 6.1(b)(i) of the Employment Agreement shall be amended by adding the following parenthetical to the end of such Section 6.1(b)(i):

          "(and not cured after 15 days prior notice to all of the members of the Board)."


4. Section 6.5 of the Employment Agreement shall be amended and restated to read as follows:

          "6.5 Termination Prior to First Acquisition Closing Date.
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          Notwithstanding anything in this Agreement to the contrary, in the event that the enterprise contemplated by the LOI is abandoned or otherwise terminated in accordance with the terms of the LOI prior to the First Acquisition Closing Date (such date being referred to herein as the "LOI Termination Date"), then Executive shall not be entitled to any amounts pursuant to Section 3 (other than accrued and unpaid amounts
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          through the LOI Termination Date pursuant to Section 3.4), Section 4 or this Section 6, other than salary and benefits accrued but unpaid as of the LOI Termination Date."

5. The last sentence of Section 14 of the Employment Agreement shall be amended and restated to read as follows:

          "Prior to all of the Institutional Investors becoming a party to the LLC Agreement, (i) all references to an action, decision, determination or approval of the Board shall only be made with the prior consent of all of the Institutional Investors and (ii) all of the Institutional Investors shall be a third party beneficiary under this Agreement."


All other provisions of the Employment Agreement remain in full force and effect.

IN WITNESS WHEREOF, Executive and Holdings have caused this First Amendment to the Employment Agreement to be executed as of the date first written above.


                         Madison River Telephone Company, LLC


                         by:   J. STEPHEN VANDERWOUDE
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                               JAMES D. OGG
                         ------------------------------------
                         Executive